Exhibit 21
AMERICAN FINANCIAL GROUP, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of AFG at December 31, 2019. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed. The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

Name of Company	Incorporated	Percentage of Ownership
American Money Management Corporation	Ohio	100
American Real Estate Capital Company, LLC	Ohio	100
APU Holding Company	Ohio	100
American Premier Underwriters, Inc.	Pennsylvania	100
GAI Holding Bermuda Ltd.	Bermuda	77 (a)
GAI Indemnity, Ltd.	United Kingdom	100
Neon Capital Limited	United Kingdom	100
Neon Holdings (U.K.) Limited	United Kingdom	100
Lavenham Underwriting Limited	United Kingdom	100
Neon Service Company (U.K.) Limited	United Kingdom	100
Sampford Underwriting Limited	United Kingdom	100
Great American Financial Resources, Inc.	Delaware	100
Great American Life Insurance Company	Ohio	100
Annuity Investors Life Insurance Company	Ohio	100
Manhattan National Holding Corporation	Ohio	100
Manhattan National Life Insurance Company	Ohio	100
Great American Holding, Inc.	Ohio	100
ABA Insurance Services, Inc.	Ohio	100
Great American Holding (Europe) Limited	United Kingdom	100
Great American Europe Limited	United Kingdom	100
Great American International Insurance (EU) Designated Activity Company	Ireland	100
Great American International Insurance (UK) Limited	United Kingdom	100
Mid-Continent Casualty Company	Ohio	100
Mid-Continent Assurance Company	Ohio	100
Mid-Continent Excess and Surplus Insurance Company	Delaware	100
Oklahoma Surety Company	Ohio	100
National Interstate Corporation	Ohio	100
Hudson Indemnity, Ltd.	Cayman Islands	100
National Interstate Insurance Company	Ohio	100
National Interstate Insurance Company of Hawaii, Inc.	Ohio	100
Triumphe Casualty Company	Ohio	100
Vanliner Insurance Company	Missouri	100
Republic Indemnity Company of America	California	100
Republic Indemnity Company of California	California	100
Summit Holding Southeast, Inc.	Florida	100
Bridgefield Employers Insurance Company	Florida	100
Bridgefield Casualty Insurance Company	Florida	100
Great American Insurance Company	Ohio	100
American Empire Insurance Company	Ohio	100
American Empire Surplus Lines Insurance Company	Delaware	100
El Aguila, Compañia de Seguros, S.A. de C.V.	Mexico	100
GAI Warranty Company	Ohio	100
GAI Warranty Company of Florida	Florida	100
Great American Alliance Insurance Company	Ohio	100
Great American Assurance Company	Ohio	100
Great American Casualty Insurance Company	Ohio	100
Great American Contemporary Insurance Company	Ohio	100
Great American E&S Insurance Company	Delaware	100
Great American Fidelity Insurance Company	Delaware	100
Great American Insurance Company of New York	New York	100
Great American Protection Insurance Company	Ohio	100
Great American Security Insurance Company	Ohio	100
Great American Spirit Insurance Company	Ohio	100
Professional Risk Brokers, Inc.	Illinois	100
Helium Holdings Limited	Bermuda	100
Neon Employee Ownership LLC	Delaware	23.35 (b)
GAI Australia Pty Ltd.	Australia	100 (c)

(a)	AFG directly owns 69.99% of GAI Holding Bermuda Ltd. and the remaining 30.01% is owned by GAI Australia Pty Ltd. (see footnote C below).

(b)
AFG's 100%-owned subsidiary, Helium Holdings Limited, owns 23.35% (but the majority of the voting interest) of Neon Employee Ownership LLC ("NEO"). The remaining 76.65% is owned by the management of Neon Capital Limited.

(c)
NEO owns 100% of the common stock of GAI Australia Pty Ltd. Accordingly, the noncontrolling shareholders of NEO indirectly own approximately 23% of GAI Holding Bermuda (76.65% of NEO multiplied by the 30.01% of GAI Holding Bermuda owned by GAI Australia).

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